Exhibit 3.1

Effective January 27, 2023

AT&T INC.

Incorporated under the Laws of the State of Delaware, October 5, 1983

Bylaws

Article I

Stockholders

Section 1. Annual Meeting

An annual meeting of the stockholders, for the election of Directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, if any, within or without the State of Delaware, and on such date, and at such time as the Board of Directors shall fix each year.

Section 2. Special Meeting

Special meetings of the stockholders may be called at any time, either by the Board of Directors or by the Chairman of the Board, and the Chairman of the Board shall call a special meeting whenever requested in writing to do so by stockholders representing15 percent of the shares of the corporation, then outstanding, and entitled to vote at such meeting. This request must specify the time, place and object of the proposed meeting, and, when requested by stockholders, must include the Stockholder Information (as defined in Section 7 of this Article I). Only such business as is specified in the notice may be conducted at a special meeting of the stockholders.

Section 3. Notice of Meetings

Notice of all meetings of the stockholders shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held. The notice shall state the place, if any, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. If the meeting is to be held remotely including by electronic transmission, electronic video communication, or conference telephone, the notice shall state the means of remote communication, if any, by which stockholders may participate in the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at his address as it appears on the stock transfer books of the corporation. Any previously scheduled meeting of the stockholders may be postponed by resolution of the Board of Directors upon public notice given prior to the time previously scheduled for such meeting of stockholders.

When a meeting is adjourned to another place, date, or time, notice need not be given of the meeting when reconvened, if the place, date, and time thereof are announced at the meeting at which the adjournment is taken. If the date of the meeting to be reconvened is more than thirty (30) days after the date for which notice of the meeting was originally given or if a new record date is fixed for the meeting, notice of the place, date and time of the meeting to be reconvened shall be given in conformity herewith. At any reconvened meeting, any business may be transacted that might have been transacted at the original meeting.

Section 4. Quorum

At any meeting of the stockholders, the holders of forty percent (40%) of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for the transaction of business.

If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of the stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time.

Section 5. Organization

The Chairman of the Board, or a Director or officer as the Chairman of the Board may designate, shall act as chairman of the stockholders’ meeting. The chairman of the meeting shall designate an officer to act as a secretary for the meeting in the absence of the corporation’s Secretary.

Section 6. Proxies and Voting

At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy.

Each holder of common stock represented in person or by proxy at any such meeting and entitled to vote on a matter shall have one vote on such matter for every share of common stock that is registered in the stockholder’s name on the record date for the meeting.

All voting may be by a voice vote, provided that upon demand of a stockholder entitled to vote in person or by proxy, a recorded vote of all shares of stock at the meeting shall be taken.

All matters, except as provided below, shall be determined by a majority of the votes cast, unless a greater number is required by law or the Certificate of Incorporation for the action proposed. In an election of Directors, each Director shall be elected by the vote of the majority of the votes cast with respect to that Director’s election. If a nominee for Director is not elected and the nominee is an incumbent Director, the Director shall promptly tender his or her resignation to the Board of Directors, subject to acceptance by the Board of Directors. The Governance and Policy Committee will make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board of Directors will act on the tendered resignation, taking into account the Governance and Policy Committee’s recommendation, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within ninety (90) days from the date of the certification of the election results. The Governance and Policy Committee in making its recommendation and the Board of Directors in making its decision may each consider any factors or other information that they consider appropriate and relevant. Any Director who tenders his or her resignation in accordance with this Section will not participate in the recommendation of the Governance and Policy Committee or the decision of the Board of Directors with respect to his or her resignation.

If the number of persons properly nominated for election as Directors as of the date that is ten (10) days before the record date for determining stockholders entitled to notice of or to vote at such meeting shall exceed the number of Directors to be elected, then the Directors shall be elected by a plurality of the votes cast.

For purposes of this Section, a majority of votes cast shall mean that the number of shares voted “for” a matter or “for” the election of a Director exceeds the number of votes cast “against” such matter or “against” the election of such Director.

Section 7. Nomination of Directors

(a) Only persons who are nominated in accordance with the procedures set forth in this Section 7 or in Section 9 of this Article I shall be eligible for election as Directors. Nomination of persons for election to the Board of Directors (other than nominations pursuant to Section 9 of this Article I) may only be made at any annual meeting of stockholders (a) by or at the direction of the Board of Directors or any duly authorized committee thereof or (b) by any stockholder of the corporation entitled to vote for the election of Directors at the annual meeting who timely delivers notice of such nomination in proper written form to the Secretary pursuant to this Section 7 and otherwise complies with the requirements of this Section 7 and any other applicable requirements. Notwithstanding anything to the contrary contained herein, stockholders may not nominate persons for election to the Board of Directors at any special meeting of stockholders.

(b) To be timely, a stockholder’s notice to the Secretary must be received at the principal executive offices of the corporation not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c) To be in proper written form, a stockholder’s notice to the Secretary must set forth the following information, all of which shall be true and accurate:

(i) as to each person whom the stockholder proposes to nominate for election as Director:

(1) the name, age, business address, and residence address of such nominee,

(2) the principal occupation or employment of such nominee,

(3) the class or series and number of shares of capital stock of the corporation that are owned beneficially or of record by such nominee, the date(s) on which such shares were acquired, the investment intent of such acquisition and evidence of such beneficial or record ownership,

(4) details of any shares of the corporation owned by such nominee that are (A) pledged by the nominee or otherwise subject to a lien, charge or other encumbrance or (B) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar instrument or agreement entered into by such nominee, whether any such instrument or agreement described in this clause (B) is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the corporation, in any such case which instrument or agreement described in this clause (B) has, or is intended to have, the purpose or effect of (x) reducing or increasing in any manner, to any extent or at any time in the future, such nominee’s full right to vote or direct the voting of any such shares, and/or (y) hedging, offsetting, or altering to any degree, gain or loss arising from the full economic ownership of such shares by such nominee (collectively, “Derivative Instruments”);

(5) a written questionnaire with respect to the background and qualifications of such nominee in the form required by the corporation, which the corporation’s Secretary shall provide to any stockholder proposing to nominate a person for election as Director reasonably promptly following a written request,

(6) details of any compensatory, payment, reimbursement, indemnification or other financial agreement, arrangement or understanding with any person or entity in connection with service or action as a Director of the corporation, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the stockholder giving the notice and any Stockholder Associated Person (as defined below) were the “registrant” for purposes of such rule and the person being nominated was a director or executive officer of such registrant;

(7) any other information relating to the person that is required to be disclosed in solicitations of proxies for election of Directors pursuant to Section 14 of the Exchange Act,

(8) details of any position where such nominee has served as an officer or director of any competitor of the corporation (that is, any entity that produces products or provides services that compete with or are alternatives to the principal products produced or services provided by the corporation or its affiliates), within the three (3) years preceding the submission of the notice;

(9) details of any relationship between such nominee and any entity that would require disclosure on Schedule 13D as if the nominee was required to file a Schedule 13D with respect to the corporation;

(10) a written representation and agreement from each nominee in a form reasonably satisfactory to the Board of Directors that:

(A) such nominee will comply with the corporation’s processes for evaluating any person being considered for nomination to the Board of Directors, including an agreement to meet with the Governance and Policy Committee, if requested to discuss matters relating to the nomination of such nominee to the Board of Directors, including the information provided by such nominee to the corporation in connection with his or her nomination and such nominee’s eligibility to serve as a member of the Board of Directors.

(B) such nominee consents to the running of a background check in accordance with the corporation’s policy for prospective directors and will provide any information requested by the corporation that is necessary to run such background check,

(C) such nominee’s candidacy or, if elected, membership on the Board of Directors would not violate applicable state or federal law or the rules of any stock exchange on which the corporation’s securities are traded;

(D) such nominee will, if elected as a Director, comply with applicable state or federal law, the rules of any stock exchange on which any of the corporation’s securities are traded, all of the corporation’s corporate governance, ethics, conflict of interest, confidentiality and stock ownership and trading policies and guidelines applicable generally to the corporation’s Directors (including the corporation’s Corporate Governance Guidelines and Code of Ethics) and applicable fiduciary duties under state law and, if elected as a Director, such nominee would be in compliance with any such policies and guidelines that have been publicly disclosed,

(E) such nominee is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such nominee would vote or act on any issue or question as a Director (a “Voting Commitment”) that has not been disclosed to the Board of Directors or any Voting Commitment that could limit or interfere with such nominee’s ability to comply, if elected as a Director, with his or her fiduciary duties under applicable law,

(F) such nominee is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director that has not been disclosed to the Board of Directors,

(G) such nominee intends to serve a full term if elected as a Director. and

(H) such nominee will provide facts, statements and other information in all communications with the corporation and its stockholders that are or will be true and correct in all material respects and that do not and will not omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, and

(11) such nominee’s written consent to being named as a nominee in the corporation’s proxy statement and to serve as a Director if elected; and

(12) any information as may reasonably be required by the corporation to determine the eligibility of such nominee to serve as an independent Director of the corporation under the rules and listing standards of the primary stock exchange upon which the shares of common stock of the corporation are listed or traded, any applicable rules of the Securities and Exchange Commission or any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the corporation’s Directors, including those applicable to a Director’s service on the audit committee, compensation committee and any other committees of the Board of Directors (collectively, the “Independence Standards”) or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee;

(the information described in this clause (i), the “Nomination Information”). For purposes of these Bylaws, a “Stockholder Associated Person” of any stockholder requesting a special meeting, proposing business to be brought at a meeting of stockholders, or nominating a person for election as a director, as applicable, shall mean (i) any person who is a member of a “group” (as such term is used in Rule 13d-5 of the Exchange Act) with or otherwise acting in concert with such stockholder, (ii) any beneficial owner of shares of capital stock of the corporation beneficially owned or of record by such stockholder (other than a stockholder that is a depositary), (iii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such stockholder or such Stockholder Associated Person and beneficially owns, directly or indirectly, shares of capital stock of the corporation and (iv) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A, or any successor instructions) with such stockholder or such Stockholder Associated Person in respect of any proposals or nominations, as applicable.

(ii) as to the stockholder giving the notice and any Stockholder Associated Person (as defined above):

(1) whether such person is providing the notice at the request of a beneficial holder of any securities of the corporation,

(2) the name and record address of such person,

(3) the class or series and number of shares of capital stock of the corporation that are owned beneficially or of record by such person, the nominee holder for, and number of, any such shares owned beneficially but not of record by such person, the date(s) on which such shares were acquired, the investment intent of such acquisition and evidence of such beneficial or record ownership and any Derivative Instruments owned, held or entered into by such person,

(4) a complete and accurate description of any performance-related fees (other than an asset-based fee) to which any such person may be entitled as a result of any increase or decrease in the value of any securities of the corporation or any Derivative Instrument,

(5) a complete and accurate description of any agreement, arrangement or understanding pursuant to which such person has received any financial assistance, funding or other consideration from any other person with respect to the investment by such person,

(6) any interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the corporation), by security holdings or otherwise, of such person, in the corporation or any affiliate thereof, other than an interest arising from the ownership of the securities of the corporation where such stockholder receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series,

(7) the name and address of any other stockholders (including beneficial owners) known by the stockholder giving the notice to support such nomination or business on the date of such stockholder’s notice, and to the extent known, the class or series and number of shares of capital stock of the corporation that are owned beneficially or of record by such other stockholders, and

(8) any material interest of such person or any of its affiliates in the business to be brought at the applicable meeting of stockholders,

(9) a complete and accurate description of any agreement, arrangement or understanding between or among (A) such stockholder, Stockholder Associated Person or any of their affiliates or (B) such stockholder, Stockholder Associated Person or any of their affiliates on the one hand, and any other person or entity (naming each such person or entity), on the other hand, with respect to the applicable meeting of stockholders (including the matters proposed to be acted on at such meeting) or the capital stock of the corporation, including any agreements, arrangements or understandings with respect to compensation, indemnification or voting of the corporation’s securities or any stock lending, rights of recall, stock borrowing, short selling or hedging arrangements with respect to any shares owned beneficially or of record by such person or any of its affiliates,

(10) any other information relating to such person or its affiliates that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies pursuant to Section 14 of the Exchange Act,

(11) a written agreement that the stockholder intends to appear in person or by proxy at the meeting to nominate the nominee or propose the business specified in its notice and an acknowledgment that if the stockholder (or a qualified representative of the stockholder) does not appear to nominate such nominee or propose such business at such meeting, the corporation need not present such person or proposal for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the corporation (with the determination as to whether to present such nomination to be made by the Board of Directors, the Chairman or the person presiding at the meeting in his, her or its sole discretion), and

(12) a written representation whether the stockholder or any Stockholder Associated Person intends or is part of a group that intends (A) to solicit proxies or votes in support of the nominees named in its notice in accordance with Rule 14a-19 promulgated under the Exchange Act and (B) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee

(the information described in this clause (ii), the “Stockholder Information”).

(d) A stockholder providing notice must update the notice delivered and information previously provided to the corporation pursuant to this Section 7 if necessary, so that the information provided or required to be provided in such notice shall continue to be true and correct (i) as of the record date for the annual meeting and (ii) as of the date that is ten (10) business days prior to such meeting (or any adjournment or postponement thereof), and such update must be received by the Secretary not later than five (5) business days after the record date for such meeting (in the case of an update required to be made as of the record date) and not later than five (5) business days prior to the date for such meeting (in the case of an update required to be made as of ten (10) business days prior to such meeting or any adjournment or postponement thereof). The immediately foregoing provisions shall not limit the corporation’s rights with respect to any deficiencies in any notice provided by such stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit such stockholder to change the nominee(s) specified in the notice or add new nominees after the deadlines hereunder have expired.

(e) If the Board of Directors, the Chairman or the person presiding over the meeting determines that a nomination was not made in accordance with such procedures set forth in this Section 7, then such person shall declare to the meeting that the nomination, as applicable, was defective and such defective nomination shall be disregarded. Unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not participate in the meeting of stockholders to nominate the individual set forth in the stockholder’s notice, then the corporation need not present such nomination for a vote at such meeting, notwithstanding that the corporation may have received proxies in respect of such vote (with the determination as to whether to present such nomination to be made by the Board of Directors, the Chairman or the person presiding at the meeting in his, her or its sole discretion).

(f) Notwithstanding anything to the contrary in these Bylaws, unless otherwise required by law, if any stockholder (i) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act with respect to any proposed nominee and (ii) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) promulgated under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the corporation that such person has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the following sentence), then the nomination of each such proposed nominee shall be disregarded, notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the corporation (which proxies and votes shall be disregarded). Upon request by the corporation, if any stockholder provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such person shall deliver to the corporation, no later than five (5) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.

(g) No person shall be eligible for election as a Director of the corporation unless nominated in accordance with the procedures set forth in this Section 7 or in Section 9 of this Article I. If the chairman of the meeting determines that a nomination was not made in accordance with such procedures, the chairman of the meeting shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

Section 8. Conduct of Annual Meeting

No business may be transacted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (c) otherwise properly brought before the meeting by a stockholder as of the record date for the determination of stockholders entitled to vote at such annual meeting. In addition to any other applicable requirements for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the corporation.

To be timely, a stockholder’s notice to the Secretary must be received at the principal executive offices of the corporation not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

The foregoing notice requirements of this Section shall be deemed satisfied by a stockholder if the stockholder has notified the corporation of his or her intention to present a proposal at an annual meeting in compliance with Rule 14a-8 under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such annual meeting.

To be in proper written form, stockholder’s notice to the Secretary must set forth, as to each matter such stockholder proposes to bring before the annual meeting, (i) the Proposal Information (as defined below), and (ii) unless the stockholder’s proposal is to be included in a proxy statement that has been prepared by the corporation to solicit proxies for an annual meeting, the Stockholder Information.

For purposes of these Bylaws, Proposal Information shall mean (i) a brief description of the business desired to be brought before the meeting (including the text of the proposal to be presented at the meeting and, in the event such business includes a proposal to amend any incorporation document, including, but not limited to, the Certificate of Incorporation or these Bylaws, the language of the proposed amendment) and (ii) the reasons for conducting such business at the meeting, including the text of any reasons for the proposed business that will be disclosed in any proxy statement or supplement thereto to be filed with the Securities and Exchange Commission.

No business shall be conducted at the annual meeting of stockholders except in accordance with the procedures set forth in this Section 8; provided, however, that nothing in this Section 8 shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting. If the chairman of the meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman of the meeting shall declare to the meeting that the business was not brought properly before the meeting and such business shall not be transacted. Unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not participate in the meeting of stockholders to present the proposal set forth in the stockholder’s notice, then the corporation need not present such proposal for a vote at such meeting, notwithstanding that the corporation may have received proxies in respect of such vote (with the determination as to whether to present such proposal to be made by the Board of Directors, the Chairman or the person presiding at the meeting in his, her or its sole discretion).

Section 9. Stockholder Nominations Included in the Corporation’s Proxy Statement

(a) Inclusion of Proxy Access Nominee in Proxy Statement. Subject to the provisions of this Section 9, if expressly requested in the relevant Nomination Notice (as defined below), the corporation shall include in its proxy statement for any annual meeting of stockholders (but not for any special meeting of stockholders):

(i) the name of any person nominated for election (the “Proxy Access Nominee”), which shall also be included on the corporation’s form of proxy and ballot, by any Nominating Stockholder (as defined below);

(ii) disclosure about the Proxy Access Nominee and the Nominating Stockholder required under the rules of the Securities and Exchange Commission or other applicable law to be included in the proxy statement; and

(iii) any statement included by the Nominating Stockholder in the Nomination Notice for inclusion in the proxy statement in support of the Proxy Access Nominee’s election to the Board of Directors (subject, without limitation, to Section 9(e)(ii)), if such statement does not exceed 500 words and fully complies with Section 14 of the Exchange Act, and the rules and regulations thereunder, including Rule 14a-9.

The corporation may include any other information that the corporation or the Board of Directors determines, in their discretion, to include in the proxy statement relating to the nomination of the Proxy Access Nominee, including, without limitation, (1) any statement in opposition to the nomination, (2) any of the information provided pursuant to this Section 9 and (3) any solicitation materials or related information with respect to the Proxy Access Nominee.

For purposes of this Section 9, any determination to be made by the Board of Directors may be made by the Board of Directors, a committee thereof or any officer of the corporation designated by the Board of Directors or a committee thereof, and any such determination shall be final and binding on the corporation, any Eligible Holder (as defined below), any Nominating Stockholder, any Proxy Access Nominee and any other person so long as made in good faith (without any further requirements). The chairman of any annual meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether a Proxy Access Nominee has been nominated in accordance with the requirements of this Section 9 and, if not so nominated, shall direct and declare at the meeting that such Proxy Access Nominee shall not be considered.

(b) Maximum Number of Proxy Access Nominees.

(i) The corporation shall not be required to include in the proxy statement for an annual meeting of stockholders more Proxy Access Nominees than the greater of: (1) two or (2) twenty percent of the total number of Directors of the corporation on the last day on which a Nomination Notice may be submitted pursuant to this Section 9 (rounded down to the nearest whole number) (the “Maximum Number”). In the event that one or more vacancies for any reason occurs on the Board of Directors after the deadline for submitting a Nomination Notice as set forth in Section 9(d) below but before the date of the annual meeting, and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Maximum Number shall be calculated based on the number of Directors in office as so reduced. The Maximum Number for a particular annual meeting shall be reduced by (1) Proxy Access Nominees who are subsequently withdrawn, (2) Proxy Access Nominees that the Board of Directors itself decides to nominate for election at such annual meeting and (3) the number of incumbent Directors of the corporation who had been Proxy Access Nominees with respect to any of the preceding two (2) annual meetings of stockholders and whose reelection at the upcoming annual meeting is being recommended by the Board of Directors.

(ii) If the number of Proxy Access Nominees pursuant to this Section 9 for any annual meeting of stockholders exceeds the Maximum Number, then, promptly upon notice from the corporation, each Nominating Stockholder will select one Proxy Access Nominee for inclusion in the proxy statement until the Maximum Number is reached, going in order of the amount (largest to smallest) of the ownership position as disclosed in each Nominating Stockholder’s Nomination Notice, with the process repeated if the Maximum Number is not reached after each Nominating Stockholder has selected one Proxy Access Nominee. If, after the deadline for submitting a Nomination Notice as set forth in Section 9(d), a Nominating Stockholder becomes ineligible or withdraws its nomination or a Proxy Access Nominee becomes ineligible or unwilling to serve on the Board of Directors, whether before or after the mailing of the definitive proxy statement, then the nomination shall be disregarded, and the corporation (1) shall not be required to include in its proxy statement or on any ballot or form of proxy the disregarded Proxy Access Nominee or any successor or replacement nominee proposed by the Nominating Stockholder or by any other Nominating Stockholder and (2) may otherwise communicate to its stockholders, including without limitation by amending or supplementing its proxy statement or ballot or form of proxy, that the Proxy Access Nominee will not be included as a Proxy Access Nominee in the proxy statement or on any ballot or form of proxy and will not be voted on at the annual meeting.

(c) Eligibility of Nominating Stockholder.

(i) An “Eligible Holder” is a person who has either (1) been a record holder of the shares of common stock used to satisfy the eligibility requirements in this Section 9(c) continuously for the three-year period specified in Subsection (ii) below or (2) provides to the Secretary of the corporation, within the time period referred to in Section 9(d), evidence of continuous ownership of such shares for such three-year period from one or more securities intermediaries in a form that the Board of Directors determines would be deemed acceptable for purposes of a shareholder proposal under Rule 14a-8(b)(2) under the Securities Exchange Act of 1934, as amended (or any successor rule).

(ii) An Eligible Holder or group of up to twenty (20) Eligible Holders may submit a nomination in accordance with this Section 9 only if the person or group (in the aggregate) has continuously owned at least the Minimum Number (as defined below) of shares of the corporation’s common stock throughout the three-year period preceding and including the date of submission of the Nomination Notice, and continues to own at least the Minimum Number through the date of the annual meeting. Each Eligible Holder or group of up to twenty Eligible Holders that submits a nomination in accordance with this Section 9 and has satisfied, as determined by the Board of Directors, all applicable conditions and complied with all applicable procedures set forth in this Section 9 is a “Nominating Stockholder”. A group of two (2) or more funds that are (1) under common management and investment control, (2) under common management and funded primarily by the same employer (or by a group of related employers that are under common control), or (3) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii)

of the Investment Company Act of 1940, as amended, shall be treated as one Eligible Holder if such Eligible Holder shall provide, together with the Nomination Notice, documentation reasonably satisfactory to the corporation that demonstrates such status. For the avoidance of doubt, in the event of a nomination by a Nominating Stockholder that includes more than one Eligible Holder, any and all requirements and obligations for an individual Eligible Holder that are set forth in this Section 9, including the minimum holding period, shall apply to each individual Eligible Holder comprising the Nominating Stockholder; provided, however, that the Minimum Number shall apply to the ownership of the Nominating Stockholder in the aggregate. Should any Eligible Holder withdraw from a group of Eligible Holders constituting a Nominating Stockholder at any time prior to the annual meeting of stockholders, the Nominating Stockholder shall only be deemed to own the shares held by the remaining Eligible Holders. As used in this Section 9, any reference to a “group” or “group of Eligible Holders” refers to any Nominating Stockholder that consists of more than one Eligible Holder and to all the Eligible Holders that make up such Nominating Stockholder.

(iii) The “Minimum Number” of shares of the corporation’s common stock means three percent (3%) of the number of outstanding shares of common stock as of the most recent date for which such amount is given in any filing by the corporation with the Securities and Exchange Commission prior to the submission of the Nomination Notice.

(iv) For purposes of this Section 9, an Eligible Holder “owns” only those outstanding shares of the corporation as to which the Eligible Holder possesses both (1) the full voting and investment rights pertaining to the shares and (2) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (1) and (2) shall not include (and shall be reduced by the amount of) any shares (A) sold by such Eligible Holder or any of its affiliates in any transaction that has not been settled or closed, (B) purchased by such Eligible Holder or any of its affiliates in any transaction that has not been settled or closed, (C) borrowed by such Eligible Holder or any of its affiliates for any purpose or purchased by such Eligible Holder or any of its affiliates pursuant to an agreement to resell or subject to any other obligation to resell to another person, or (D) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar instrument or agreement (including any short sale or other offsetting transaction) entered into by such Eligible Holder or any of its affiliates, whether any such instrument or agreement described in this clause (D) is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the corporation, in any such case which instrument or agreement described in this clause (D) has, or is intended to have, the purpose or effect of (x) reducing in any manner, to any extent or at any time in the future, such Eligible Holder’s or any of its affiliates’ full right to vote or direct the voting of any such shares, and/or (y) hedging, offsetting, or altering to any degree, gain or loss arising from the full economic ownership of such shares by such Eligible Holder or any of its affiliates.

An Eligible Holder “owns” shares held in the name of a nominee or other intermediary so long as the Eligible Holder retains the right to instruct how the shares are voted with respect to the election of Directors and possesses the full economic interest in the shares. An Eligible Holder’s ownership of shares shall be deemed to continue during any period in which the Eligible Holder has delegated any voting power by means of a proxy, power of attorney, or other similar instrument or arrangement that is revocable at any time by the Eligible Holder. An Eligible Holder’s ownership of shares shall be deemed to continue during any period in which the Eligible Holder has loaned such shares provided that the Eligible Holder has the power to recall such loaned shares within five (5) business days and will recall such loaned shares as of the date of the annual meeting. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the corporation are “owned” for these purposes shall be determined by the Board of Directors.

(v) No Eligible Holder shall be permitted to be a part of more than one group of Eligible Holders constituting a Nominating Stockholder, and if any Eligible Holder appears as a member of more than one group, such Eligible Holder shall be deemed to be a member of the group of Eligible Holders that has the largest ownership position as reflected in the Nomination Notice.

(d) Nomination Notice. To nominate a Proxy Access Nominee, the Nominating Stockholder must, no earlier than one hundred and fifty (150) days and no later than one hundred and twenty (120) days before the anniversary of the date that the corporation mailed its proxy statement for the prior year’s annual meeting of stockholders, submit to the Secretary of the corporation at the principal executive office of the corporation all of the following information and documents (collectively, the “Nomination Notice”); provided, however, that if (and only if) the annual meeting is not scheduled to be held within a period that commences thirty (30) days before such anniversary date and ends thirty (30) days after such anniversary date (such annual meeting date shall be referred to herein as an “Other Meeting Date”), the Nomination Notice shall be given in the manner provided herein by the later of (1) one hundred and fifty (150) days prior to such Other Meeting Date and (2) the tenth (10th) day following the date such Other Meeting Date is first publicly announced or disclosed:

(i) A Schedule 14N (or any successor form) relating to the Proxy Access Nominee, completed and filed with the Securities and Exchange Commission by the Nominating Stockholder as applicable, in accordance with Securities and Exchange Commission rules;

(ii) A written notice of the nomination of such Proxy Access Nominee that includes the following additional information, agreements, representations and warranties by the Nominating Stockholder (including each group member):

(1) the Nomination Information (for each Proxy Access Nominee) and the Stockholder Information (for each Nominating Stockholder) required pursuant to Section 7 of this Article I;

(2) the details of any relationship that existed within the past three (3) years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N;

(3) a representation and warranty that the Nominating Stockholder did not acquire, and is not holding, securities of the corporation for the purpose or with the effect of influencing or changing control of the corporation;

(4) a representation and warranty that the Proxy Access Nominee:

(A) is not aware of any direct or indirect relationship the Proxy Access Nominee has with the corporation that would cause the Proxy Access Nominee to not be independent under the Independence Standards;

(B) is a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act (or any successor rule);

(C) is an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision); and

(D) is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act of 1933, as amended (the “Securities Act”), or Item 401(f) of Regulation S-K (or any successor rule) under the Exchange Act, without reference to whether the event is material to an evaluation of the ability or integrity of the Proxy Access Nominee;

(5) a representation and warranty that the Nominating Stockholder satisfies the eligibility requirements set forth in Section 9(c) and has provided evidence of ownership to the extent required by Section 9(c)(i);

(6) a representation and warranty that the Nominating Stockholder intends to continue to satisfy the eligibility requirements described in Section 9(c) through the date of the annual meeting;

(7) a representation and warranty that the Nominating Stockholder will not engage in a “solicitation” within the meaning of Rule 14a-1(l) (without reference to the exception in Section 14a-(l)(2)(iv)) (or any successor rules) with respect to the annual meeting, other than with respect to its Proxy Access Nominee or any nominee of the Board of Directors;

(8) a representation and warranty that the Nominating Stockholder will not use any proxy card other than the corporation’s proxy card in soliciting stockholders in connection with the election of a Proxy Access Nominee at the annual meeting;

(9) if desired, a statement for inclusion in the proxy statement in support of the Proxy Access Nominee’s election to the Board of Directors as provided in Section 9(a)(iii); and

(10) in the case of a nomination by a Nominating Stockholder comprised of a group, the designation by all such Eligible Holders of one Eligible Holder that is authorized to act on behalf of the Nominating Stockholder with respect to matters relating to the nomination, including withdrawal of the nomination;

(iii) An executed agreement, in a form deemed satisfactory by the Board of Directors, pursuant to which the Nominating Stockholder (including in the case of a group, each Eligible Holder in that group) agrees:

(1) to comply with all applicable laws, rules and regulations in connection with the nomination, solicitation and election;

(2) to file any written solicitation or other communication with the corporation’s stockholders relating to one or more of the corporation’s Directors or Director nominees or any Proxy Access Nominee with the Securities and Exchange Commission, regardless of whether any such filing is required under rule or regulation or whether any exemption from filing is available for such materials under any rule or regulation;

(3) to assume all liability stemming from an action, suit or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication by the Nominating Stockholder or its Proxy Access Nominee(s) with the corporation, its stockholders or any other person in connection with the nomination or election of Directors, including, without limitation, the Nomination Notice;

(4) to indemnify and hold harmless (jointly with all other Eligible Holders, in the case of a group of Eligible Holders) the corporation and each of its Directors, officers and employees individually against any liability, loss, damages, expenses or other costs (including attorneys’ fees) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of its Directors, officers or employees arising out of or relating to (A) the Nominating Stockholder’s nomination pursuant to this Section 9 or any efforts by the Nominating Stockholder to elect its Proxy Access Nominee(s) or (B) a failure or alleged failure of the Nominating Stockholder to comply with, or any breach or alleged breach of, its obligations, agreements or representations under this Section 9;

(5) in the event that any information included in the Nomination Notice, or in any other communication by the Nominating Stockholder (including with respect to any Eligible Holder included in a group), with the corporation, its stockholders or any other person in connection with the nomination or election ceases to be true and accurate in all material respects (or due to a subsequent development omits a material fact necessary to make the statements made not misleading), or that the Nominating Stockholder (including any Eligible Holder included in a group) has failed to continue to satisfy the eligibility requirements described in Section 9(c), to promptly (and in any event within forty-eight (48) hours of discovering such misstatement or omission) notify the corporation and any other recipient of such communication of the misstatement or omission in such previously provided information and of the information that is required to correct the misstatement or omission; and

(iv) An executed agreement, in a form deemed satisfactory by the Board of Directors, by the Proxy Access Nominee:

(1) to provide to the corporation such other information, including completion of the corporation’s Director questionnaire, as it may reasonably request; and

(2) the Proxy Access Nominee has read and agrees, if elected, to serve as a member of the Board of Directors, to adhere to the corporation’s Corporate Governance Guidelines and Code of Ethics and any other corporation policies and guidelines applicable to Directors.

The information and documents required by this Section 9(d) shall be (A) provided with respect to and executed by each Eligible Holder or, in the case of a Nominating Stockholder comprised of a group of Eligible Holders, each Eligible Holder in that group; and (B) provided with respect to the persons specified in Instruction 1 to Items 6(c) and (d) of Schedule 14N (or any successor item) in the case of a Nominating Stockholder or Eligible Holder that is an entity. The Nomination Notice shall be deemed submitted on the date on which all the information and documents referred to in this Section 9(d) (other than such information and documents contemplated to be provided after the date the Nomination Notice is provided) have been received by the Secretary of the corporation.

An Eligible Holder providing a Nomination Notice must update the Nomination Notice delivered and information previously provided to the corporation pursuant to this Section 9 if necessary, so that the information provided or required to be provided in such Nomination Notice shall continue to be true and correct (i) as of the record date for the annual meeting and (ii) as of the date that is ten (10) business days prior to such meeting (or any adjournment or postponement thereof), and such update must be received by the Secretary not later than five (5) business days after the record date for such meeting (in the case of an update required to be made as of the record date) and not later than five (5) business days prior to the date for such meeting (in the case of an update required to be made as of ten (10) business days prior to such meeting or any adjournment or postponement thereof). The immediately foregoing provisions shall not limit the corporation’s rights with respect to any deficiencies in any Nomination Notice provided by such Eligible Holder, extend any applicable deadlines hereunder or enable or be deemed to permit such Eligible Holder to change the nominee(s) specified in the Nomination Notice or add new nominees after the deadlines hereunder have expired.

(e) Exceptions.

(i) Notwithstanding anything to the contrary contained in this Section 9, the corporation may omit from its proxy statement any Proxy Access Nominee and any information concerning such Proxy Access Nominee (including a Nominating Stockholder’s statement in support) and no vote on such Proxy Access Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the corporation), and the Nominating Stockholder may not, after the last day on which a Nomination Notice would be timely, cure in any way any defect preventing the nomination of the Proxy Access Nominee, if:

(1) the corporation receives a notice pursuant to Section 7 of this Article I that any stockholder intends to nominate a candidate for Director at the annual meeting;

(2) if another person is engaging in a “solicitation” within the meaning of Rule 14a-1(l) under the Securities Exchange Act of 1934, as amended, in support of the election of any individual as a Director at the applicable annual meeting of stockholders other than a nominee of the Board of Directors and other than as permitted by this Section 9;

(3) the Nominating Stockholder or the designated Eligible Holder that is authorized to act on behalf of the Nominating Stockholder, as applicable, or any qualified representative thereof, does not appear at the annual meeting of stockholders to present the nomination submitted pursuant to this Section 9 or the Nominating Stockholder withdraws its nomination;

(4) the Board of Directors determines that such Proxy Access Nominee’s nomination or election to the Board of Directors would result in the corporation violating or failing to be in compliance with the corporation’s Bylaws or Certificate of Incorporation or any applicable law, rule or regulation to which the corporation is subject, including any rules or regulations of any stock exchange on which the corporation’s securities are traded;

(5) the Proxy Access Nominee was nominated for election to the Board of Directors pursuant to this Section 9 at one of the corporation’s two (2) preceding annual meetings of stockholders and either (A) withdrew or became ineligible or (B) received a vote of less than twenty five percent (25%) of the shares of common stock entitled to vote for such Proxy Access Nominee at such preceding annual meeting;

(6) the Board of Directors determines that the Proxy Access Nominee is an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended; or

(7) the corporation is notified, or the Board of Directors determines, that a Nominating Stockholder has failed to continue to satisfy the eligibility requirements described in Section 9(c), any of the representations and warranties made in the Nomination Notice ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statement not misleading), the Proxy Access Nominee becomes unwilling or unable to serve on the Board of Directors or any material violation or breach occurs of the obligations, agreements, representations or warranties of the Nominating Stockholder or the Proxy Access Nominee under this Section 9.

(ii) Notwithstanding anything to the contrary contained in this Section 9, the corporation may omit from its proxy statement, or may supplement or correct, any information, including all or any portion of the statement in support of the Proxy Access Nominee included in the Nomination Notice, if the Board of Directors determines that:

(1) such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading;

(2) such information directly or indirectly impugns character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to any person; or

(3) the inclusion of such information in the proxy statement would otherwise violate the Securities and Exchange Commission proxy rules or any other applicable law, rule or regulation.

Article II

Board of Directors

Section 1. Number and Terms of Office

The business and affairs of the corporation shall be under the direction of a Board of Directors. The number of Directors shall be set from time to time by a majority vote of the total number of Directors then serving in office.

At each annual meeting of stockholders, the Directors shall be elected to hold office until the next annual meeting of stockholders and until their respective successors shall have been duly elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

The Directors shall elect a Chairman of the Board from among their members. The Chairman of the Board shall preside at meetings of the Board of Directors. In the absence of the Chairman of the Board, the Lead Director (if applicable) or the Chief Executive Officer shall preside at meetings of the Board of Directors provided that such Chief Executive Officer is also a Director.

Section 2. Increases and Decreases in Directors

The Board of Directors may increase or decrease the number of Directors as provided in Section 1 of this Article II. Any vacancies created by an increase in the number of Directors shall be filled as provided in Section 3 of this Article II.

Section 3. Vacancies and Newly Created Directorships

Vacancies and newly created directorships resulting from an increase in the authorized number of Directors may be filled by a majority of Directors then in office.

Section 4. Regular Meetings

Regular meetings of the Board of Directors shall be held at such place or places, if any, within or without the State of Delaware, and on such date or dates, and at such time or times as shall be established by the Board of Directors. A notice of each regular meeting shall not be required.

Section 5. Special Meetings

Special meetings of the Board of Directors may be called by one-third of the Directors or by the Chairman of the Board and shall be held at such place, if any, within or without the State of Delaware, and on such date, and at such time as the Directors calling the meeting or the Chairman of the Board shall fix. Notice of a special meeting shall be given to each Director in any of the following ways: in person, by telephone, in writing or by electronic transmission. Notice given in writing or by electronic transmission must be delivered at least twenty-four (24) hours before such meeting. Notice given by telephone or in person shall be given at least twelve (12) hours prior to the time set for the meeting. However, if the Chairman of the Board determines in his/her sole discretion that it is necessary to hold a meeting sooner, the Chairman of the Board may give less than 12 hours’ notice. Notice in writing or by facsimile transmission shall be directed to the Director’s business or residence or to any other location provided by the Director; notice by e-mail shall be directed to the e-mail address provided by the Director. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice of such meeting. A written waiver of any notice, signed by a Director, or a waiver by electronic transmission by a Director, whether before or after the time of the event for which notice is to be given, shall be equivalent to the notice required to be given to such person.

As used in this Article, the term “electronic transmission” has the meaning set forth in the General Corporation Law of the State of Delaware, including, without limitation, any facsimile transmission, e-mail communication or communication made by posting on an electronic network together with separate notice to the Director of such posting.

Section 6. Quorum

At any meeting of the Board of Directors, a majority of the total number of the Directors shall constitute a quorum.

Section 7. Committees of the Board of Directors

The corporation elects to be governed by the provisions of Section 141(c)(2) of the General Corporation Law of the State of Delaware, as amended effective July 1, 1996. The Board of Directors may from time to time designate committees of the Board of Directors, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board of Directors and shall elect a Director or Directors to serve as the member or members, designating, if it desires, other Directors as alternate members who may replace any absent or disqualified members at any meeting of the committee. Any committee so designated may exercise the power and authority of the Board of Directors as permitted by law. In the absence or disqualification of any member of any committee and any alternate member designated to replace such member, the members of the committee present at the meeting and not disqualified from voting may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member. Meetings of a committee may be set by the committee or may be called by one-third of the Directors then serving on the committee, the chairman of the committee, or the Chairman of the Board and shall be held at such place, on such date, and at such time as the person or persons calling the meeting shall fix. Notice of a committee meeting shall be given to a Director in any of the following ways: in person, by telephone, in writing or by electronic transmission. Notice given in writing or by electronic transmission must be delivered at least twenty-four (24) hours before such meeting. Notice given by telephone or in person shall be given at least twelve (12) hours prior to the time set for the meeting. However, if the Chairman of the Board determines in his/her sole discretion that it is necessary to hold a meeting sooner, the Chairman of the Board may give less than 12 hours’ notice. Notice in writing or by facsimile transmission shall be directed to the Director’s business or residence or to any other location provided by the Director; notice by e-mail shall be directed to the e-mail address provided by the Director. Neither the business to be transacted at, nor the purpose of, any meeting of a committee need be specified in the notice of such meeting. A written waiver of any notice, signed by a Director, or a waiver by electronic transmission by a Director, whether before or after the time of the event for which notice is to be given, shall be equivalent to the notice required to be given to such person. No notice is required if a committee meeting is set by the committee.

If not otherwise fixed by the Board of Directors, the number of members making up a committee shall equal the number of Directors then serving on the committee from time to time. At any meeting of a committee, a majority of the number of Directors then serving on the committee shall constitute a quorum.

Each committee may determine procedural rules for the conduct of its meetings and business, and shall act in accordance therewith, unless otherwise provided by the Board of Directors in the resolution establishing the committee.

Article III

Officers of the Company

Section 1. Generally

The officers of the corporation shall consist of a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, a Treasurer, and a Chief Financial Officer appointed by the Board of Directors. The Board of Directors may also appoint one or more Assistant Secretaries, Assistant Treasurers, and such other officers and agents as the Board of Directors may desire. Officers shall be appointed by the Board of Directors at its first meeting after every annual meeting of stockholders. Each officer or agent appointed by the Board of Directors shall hold office until a successor is elected and qualified or until such person’s earlier resignation or removal. Any number of offices may be held by the same person.

Section 2. Duties of the Chief Executive Officer

The Chief Executive Officer shall have the responsibility for the general management of the affairs of the corporation and shall execute all the powers and perform all the duties usual to such office. The Chief Executive Officer shall perform such other duties usual to such office. The Chief Executive Officer shall perform such other duties as may be prescribed or assigned to him or her from time to time by the Board of Directors.

Unless otherwise directed by the Board of Directors, the Chief Executive Officer or his or her delegate shall have authority to vote and otherwise act on behalf of the corporation, in person or by proxy, at any meeting of stockholders, or with respect to any action of stockholders of any other corporation in which this corporation may hold securities, and otherwise to exercise any and all rights and powers that this corporation may possess by reason of its ownership of securities in any other corporation.

Section 3. Duties of the President

The President shall perform the duties as usually pertain to the office and such other duties as may from time to time be assigned.

Section 4. Duties of Vice Presidents

Each Vice President shall perform the duties as usually pertain to the office to which appointed and such other duties as may from time to time be assigned.

Section 5. Duties of Secretary and Assistant Secretaries

The Secretary shall make a record of the proceedings of all meetings of the stockholders, Board of Directors and any committee of Directors, in books to be kept for that purpose. The Secretary shall also give and publish all necessary notices of all meetings, have custody of the corporate seal and affix it when authorized, and preserve and keep all general contracts, papers and documents. In general, the Secretary shall perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned.

Each Assistant Secretary shall perform such duties of the Secretary as may from time to time be assigned.

Section 6. Duties of Treasurer and Assistant Treasurers

The Treasurer shall have charge of all monies, funds and securities which may come into the Treasurer’s possession, maintain deposits of the corporation’s monies and funds in such depositories as the Board of Directors, the Chief Executive Officer or the President shall approve, make disbursements of such monies and funds under direction of the Board of Directors, the Chief Executive Officer, or the President, keep an account of all receipts and disbursements, and make such reports as may be required. The Treasurer shall also maintain a record of the outstanding shares of stock in the corporation, a stock transfer record and a list of the stockholders of the corporation. In general, the Treasurer shall perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned.

Each Assistant Treasurer shall perform such duties of the Treasurer as may from time to time be assigned.

Section 7. Duties of the Chief Financial Officer

The Chief Financial Officer shall be the principal officer in charge of the accounts of the corporation and shall perform all duties incident to the office of Chief Financial Officer and such other duties as from time to time may be assigned.

Section 8. Delegation of Authority

The Board of Directors may from time to time assign or delegate the powers, authorities or duties of the Chairman of the Board, the Chief Executive Officer, the President or any officer or agent to any other officers or agents, notwithstanding any provision hereof.

Article IV

Indemnification

The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action or suit by or in the right of the corporation) by reason of the fact that such person is or was a Director, officer or employee of the corporation, or, while such person is or was a Director, officer or employee of the corporation, such person is or was serving at the request of the corporation as a Director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding, but in each case only if and to the extent permitted under applicable state or federal law.

The indemnification provided herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled, and shall continue as to a person who has ceased to be a Director, officer, employee, or agent, and shall inure to the benefit of the heirs and personal representatives of such a person.

Article V

Stock

Section 1. Stock Certificates; Uncertificated Shares

The shares of the corporation shall be represented by certificates, provided that the Board of Directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the corporation by the Chairman or Vice-Chairman of the Board of Directors, the Chief Executive Officer, or the President or Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of such corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

Section 2. Transfers of Stock

Transfers of stock shall be made only on the stock transfer record of the corporation and upon surrender of the certificate previously issued therefore which is outstanding and not canceled, except in the case of uncertificated shares.

Section 3. Transfer on Death Directions

At the request of a stockholder residing in a state that permits transfer on death directions by law, the Treasurer shall record on the stockholder’s certificate, or, in the case of uncertificated shares, upon the account statements evidencing the shares, a direction to transfer the stockholder’s interest in the corporation to a person designated by the stockholder on death of the stockholder. The Treasurer shall execute such direction upon proof of death of the stockholder, surrender of the outstanding certificate with the direction written thereon, and under such regulations as may be prescribed by the Treasurer.

Article VI

Forum

(a) Unless the Board of Directors, acting on behalf of the corporation, consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the United States District Court for the District of Delaware) shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any Director, officer, other employee or agent of the corporation to the corporation or the stockholders, (iii) any action asserting a claim against the corporation or any of its stockholders, Directors, officers or other employees arising pursuant to any provision of the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these Bylaws, (iv) any action asserting a claim against the corporation or any of its stockholders, Directors, officers or other employees governed by the internal affairs doctrine, (v) any action, suit or proceeding regarding indemnification or advancement or reimbursement of expenses arising out of the Certificate of Incorporation, these Bylaws or otherwise, in all cases to the fullest extent permitted by law, or (vi) any action asserting an “internal corporate claim,” as that term is defined in Section 115 of the General Corporation Law of the State of Delaware.

(b) Unless the Board of Directors, acting on behalf of the corporation, consents in writing to the selection of an alternative forum, the federal district courts of the United States shall be the sole and exclusive forum for any claim arising under the Securities Act or any rule or regulation promulgated thereunder (in each case, as amended from time to time); provided, however, that if the foregoing provisions of this subsection (b) are, or the application of such provisions to any person or entity or any circumstance is, illegal, invalid or unenforceable, the sole and exclusive state court forum for any claim arising under the Securities Act or any rule or regulation promulgated thereunder (in each case, as amended from time to time) shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, then the Superior Court of the State of Delaware).

(c) Notwithstanding anything to the contrary in these Bylaws, the foregoing provisions of this Article VI shall not apply to any claim seeking to enforce any liability, obligation or duty created by the Exchange Act or any rule or regulation promulgated thereunder (in each case, as amended from time to time) to the extent such application would be contrary to law.

(d) If any action the subject matter of which is within the scope of this Article VI is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce this Article VI (an “Enforcement Action”), and (y) having service of process made upon such stockholder in any such Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this Article VI.

Article VII

Miscellaneous

Section 1. Facsimile Signatures

In addition to the provision for the use of facsimile signatures on stock certificates as provided in Section 1 of Article V, facsimile signatures of any officer or officers of the corporation may be used whenever and as authorized by the Board of Directors.

Section 2. Corporate Seal

The Board of Directors shall provide a suitable seal for the corporation that contains the name of the corporation and the state of incorporation, which seal shall be kept by the Secretary.

Section 3. Fiscal Year

The fiscal year of the corporation shall be identical with the calendar year unless otherwise established by the Board of Directors.

Section 4. Time Periods

In applying any provision of these Bylaws which requires that an act be done or not be done in a specified number of days prior to an event, or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used. The day of the doing of the act shall be excluded and the day of the event shall be included.

Article VIII

Amendments

These Bylaws may be amended or repealed in accordance with the Certificate of Incorporation by the Board of Directors at any meeting or by the stockholders at any meeting.